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                                                                Exhibit 99_c1(b)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 20 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 20, 1998, relating to the financial statements of the Prudential Variable Appreciable Account, which appears in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 5, 1998, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appears in such Prospectus.

We also consent to the reference to us under the heading "Experts" in the Prospectus.




/s/ PRICE WATERHOUSE LLP
New York, New York
April 24, 1998




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